Pricing Supplement No. 148L Dated March 4, 2003 (To Prospectus dated October 31, 2001 and Prospectus Supplement dated November 9, 2001)	Rule 424(b)(2) File No. 333-71876 CUSIP #: 46623E BJ7

J.P. MORGAN CHASE & CO.
[X]	Senior Medium-Term Notes, Series C Due From Nine Months to Thirty Years from Date of Issue
[ ]	Subordinated Medium Term Notes, Series A Due From Nine Months to Thirty Years from Date of Issue
Principal Amount: Issue Price Commission or Discount: Proceeds to Company	$ 2,800,000,000 100% $ 1,680,000 $ 2,798,320,000
Agents	Principal Amount To be Purchased
J.P. MORGAN SECURITIES INC.	$ 2,744,000,000
Keefe, Bruyette & Woods, Inc.	$ 28,000,000
Sandler O'Neill & Partners, L.P.	$ 28,000,000
Agents' Capacity: if as principal	[ ] As agent	[X] As principal
[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale. SEE BELOW
[X]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).
Original Issue Date:	March 7, 2003
Stated Maturity:	March 7, 2005

Form:  [X]   Book-entry   [_]  Certificated

Currency:  U.S. Dollars

[  ]  Fixed Rate Note:

[ X ] Floating Rate Note:	CD [ ] Treasury Rate [ ]	Commercial Paper Rate [ ] Prime Rate [ ]	LIBOR Telerate [ X ] CMT [ ]	LIBOR Reuters [ ]

Interest Payment Dates:
   Quarterly on the 7th or next good business day of June, September, December and May, commencing June 9, 2003.

Interest Reset Dates:   The 7th or next good business day of June, September, December and May, commencing June 9, 2003.
Index Maturity:   3-month LIBOR
Spread (+/-):   +25 BP
Multiplier:   Not Applicable
Maximum Interest Rate:    Not Applicable     Minimum Interest Rate:   0%
Optional Redemption:   Yes [   ]   No [X]